                                                                   EXHIBIT 10.16


                                February 24, 1998

Mr. Warren Bare
Headhunter.net
6410 Atlantic Blvd
Norcross, Georgia   30071

Dear Warren:

         The purpose of this letter is to outline our mutual agreement concerning your future plans of employment by HeadHunter.NET, Inc. ("HEADHUNTER"). We agree as follows:

1. We hereby confirm our previous acceptance of your resignation as Chief Executive Officer of HeadHunter. From March 1, 1999 through March 1, 2001, HeadHunter will employ you as a consultant (but as an active employee) at an annual salary of $75,000, plus you will be entitled to participate in HeadHunter's health insurance program to the same extent as any full-time HeadHunter employee. In connection with such employment, you will be reasonably available (at the request of the President or the Board of Directors) to HeadHunter's management for consultation on technical and strategic decisions. Specifically, you will be available to work in the HeadHunter office one day per week (currently, on Tuesdays), plus you will be available to work an additional 16 hours per month on HeadHunter projects.

2. If, during the course of such employment, you wish to discontinue such consulting services and HeadHunter agrees to your request, your annual salary will be reduced to $50,000 (and you may continue to participate in HeadHunter's health insurance program).

3. In consideration for this continued employment, you will enter into a mutually acceptable confidentiality and non-solicitation agreement (the "CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT") in substantially the form attached to this letter. (It is understood that the above-outlined continuation of salary and benefits are contingent upon your abiding by the terms set forth in this agreement and in the Confidentiality and Non-solicitation Agreement.)

4. By signing this agreement and accepting these terms, you waive, release, and hold harmless HeadHunter from any claims, suits, or liabilities arising from or by reason of your previous employment by HeadHunter or this change of status, and you agree to refrain from suing HeadHunter (or its directors, stockholders, officers, or agents) with respect to such matters.

5. These employment and compensation arrangements are separate from, and do not preclude, other employment you may from time to time accept, provided that such employment is approved in advance by HeadHunter. HeadHunter will not reasonably deny or delay any such request for approval.

         Please indicate your agreement with the above by your signature below.

                                            Sincerely,

                                            HeadHunter.NET, Inc.

                                            /s/ Robert M. Montgomery
                                            Robert M. Montgomery
                                            President


Accepted and Agreed:                        /s/ Warren Bare
                                            ------------------------------------
                                            Warren Bare


                                      -2-